Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of SkyAI, Inc. for the period ended September 30, 2026, I, Arthur Levine, Principal Financial Officer of SkyAI, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of SkyAI, Inc. for the period ended September 30, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of SkyAI, Inc. for the period ended September 30, 2026, fairly presents, in all material respects, the financial condition and results of operations of SkyAI, Inc.

/s/ Arthur Levine
Arthur Levine
Principal Financial Officer

Date: November 6, 2026

A signed original of the certification required by Section 906 has been provided to SkyAI, Inc. and will be retained by SkyAI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.